Filed Pursuant to Rule 433

Registration No. 333-180289

Market-Linked Step Up Notes Linked to the EURO STOXX 50® Index
Issuer	HSBC USA Inc. (“HSBC”)
Original Offering Price	$10.00 per unit
Term	Approximately 2 years
Market Measure	EURO STOXX 50® Index (Bloomberg symbol: “SX5E”)
Payout Profile at Maturity

•   If the Market Measure is flat or increases up to the Step Up Value, a return equal to the Step Up Payment

•   If the Market Measure increases above the Step Up Value, a return equal to the percentage increase in the Market Measure

•   1-to-1 downside exposure to decreases in the Market Measure, with up to 100% of the Original Offering Price at risk

Step Up Value	[119% to 125%] of the Starting Value; to be determined on the pricing date
Step Up Payment	[$1.90 to $2.50] per unit, a [19% to 25%] return over the Original Offering Price, to be determined on the pricing date
Threshold Value	100% of the Starting Value
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/83246/000114420413037629/v349155_fwp.htm
Exchange Listing	No

Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

•	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
•	Payments on the notes, including repayment of principal, are subject to the credit risk of HSBC. If HSBC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
•	If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes.
•

You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

•	Your return on the notes and the value of the notes may be affected by exchange rate movements and factors affecting the international securities markets, specifically changes within the Eurozone

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

Accelerated Return Notes® Linked to the S&P 500® Index
Issuer	HSBC USA Inc. (“HSBC”)
Original Offering Price	$10.00 per unit
Term	Approximately two years
Market Measure	S&P 500® Index (Bloomberg symbol: “SPX”)
Payout Profile at Maturity	• 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value • 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$11.30 - $11.70] per unit, a [13% - 17%] return over the Original Offering Price, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Starting Value:	The lowest closing level of the Market Measure on any Market Measure Business Day during the Starting Value Determination Period
Starting Value Determination Period:	The period from and including the pricing date to and including the day that is approximately two months following the pricing date
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/83246/000114420413037294/v348954_fwp.htm
Exchange Listing	No
Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

•	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
•	Payments on the notes, including repayment of principal, are subject to the credit risk of HSBC. If HSBC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
•	The Starting Value will be determined after the pricing date of the notes.
•	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
•	If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes.
•

You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

Accelerated Return Notes® Linked to the MSCI EAFE Index
Issuer	HSBC USA Inc. (“HSBC”)
Original Offering Price	$10.00 per unit
Term	Approximately 14 months
Market Measure	MSCI EAFE Index (Bloomberg symbol: “MXEA”)
Payout Profile at Maturity	• 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value • 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$11.20 - $11.60] per unit, a [12% - 16%] return over the Original Offering Price, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/83246/000114420413038597/v349429_fwp.pdf
Exchange Listing	No
Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

•	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
•	Payments on the notes, including repayment of principal, are subject to the credit risk of HSBC. If HSBC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
•	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
•	If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes.
•

You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

•	Your return on the notes and the value of the notes may be affected by exchange rate movements and factors affecting the international securities markets

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

Accelerated Return Notes® Linked to the Financials Select Sector Index
Issuer	HSBC USA Inc. (“HSBC”)
Original Offering Price	$10.00 per unit
Term	Approximately 14 months
Market Measure	Financials Select Sector Index (Bloomberg symbol: “IXM”)
Payout Profile at Maturity	• 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value • 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$11.20 - $11.60] per unit, a [12% - 16%] return over the Original Offering Price, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/83246/000114420413037145/v348831_fwp.pdf
Exchange Listing	No
You should read the relevant Preliminary Offering Documents before you invest.
Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.		Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

•	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
•	Payments on the notes, including repayment of principal, are subject to the credit risk of HSBC. If HSBC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
•	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
•	If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes.
•

You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

•	The securities included in the Market Measure are concentrated in one sector.
•	Economic conditions have adversely impacted the stock prices of many companies in the financial services sector, and may do so during the term of the notes.
•	Additional conflicts of interest may exist because of MLPF&S and its affiliates’ roles in the Market Measure.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

Accelerated Return Notes® Linked to the Energy Select Sector Index
Issuer	HSBC USA Inc. (“HSBC”)
Original Offering Price	$10.00 per unit
Term	Approximately 14 months
Market Measure	Energy Select Sector Index (Bloomberg symbol: “IXE”)
Payout Profile at Maturity	• 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value • 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$11.20 - $11.60] per unit, a [12% - 16%] return over the Original Offering Price, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/83246/000114420413037133/v348842_fwp.pdf
Exchange Listing	No
You should read the relevant Preliminary Offering Documents before you invest.
Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.
Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:		Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.
•	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
•	Payments on the notes, including repayment of principal, are subject to the credit risk of HSBC. If HSBC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
•	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
•	If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes.
•

You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

•	The securities included in the Market Measure are concentrated in one sector.
•	The stocks of companies in the energy sector are subject to swift price fluctuations.
•	Additional conflicts of interest may exist because of MLPF&S and its affiliates’ roles in the Market Measure.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

Strategic Accelerated Redemption Securities® Linked to the S&P 500® Index
Issuer	HSBC USA Inc. (“HSBC”)
Original Offering Price	$10.00 per unit
Term	Approximately one year, if not called
Market Measure	S&P 500® Index (Bloomberg symbol: “SPX”)
Automatic Call	Automatic call if the Observation Level of the Market Measure is equal to or greater than the starting value on any of the Observation Dates
Observation Level	The closing level of the Market Measure on any Observation Date
Observation Dates	Approximately 6, 9 and 12 months after the pricing date
Call Premium

In the event of an automatic call, the amount payable per unit will be:

•   [$10.40 to $10.60] if called on the first Observation Date

•   [$10.60 to $10.90] if called on the second Observation Date

•   [$10.80 to $11.20] if called on the final Observation Date

Payout Profile at Maturity	If not called, 1-to-1 downside exposure to decreases in the Market Measure, with up to 100% of the Original Offering Price at risk
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will be equal to or greater than the starting value on any of the Observation Dates and, in that case, accept an early exit from the investment, are willing to accept that their return on their investment, if any, will be capped at the Call Premium, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/83246/000114420413038690/v349637_fwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

•	If the notes are not called, your investment will result in a loss; there is no guaranteed return of principal.
•	Payments on the notes, including repayment of principal, are subject to the credit risk of HSBC. If HSBC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
•	Your investment return, if any, is limited to the applicable Call Premium and may be less than a comparable investment directly in the stocks included in the Market Measure.
•	If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes.
•

You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure

HSBC has filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for each of the offerings to which this document relates. Before you invest, you should read those documents, and the other documents that we have filed with the SEC, for more complete information about us and these offerings. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, HSBC, any agent, or any dealer participating in these offerings will arrange to send you these documents if you so request by calling MLPF&S toll-free at 1-866-500-5408.